Exhibit 10.17

EXTENSION AGREEMENT

Dated this 3rd day of February 2010 and effective June 30, 2008 (the "Effective Date") by and between Viral Genetics, Inc., a Delaware corporation (the "Company"), and Dr. Eric S. Rosenberg ("Consultant").

WHEREAS Company and Consultant are party to a Consulting Agreement dated July 1, 2006 (the "Original Agreement") and wish to extend it subject to certain terms and conditions.

NOW, THEREFORE, for good and lawful consideration and of the mutual covenants contained herein and the mutual benefits to be derived hereunder, the parties agree as follows:

1.	The Parties represent and warrant that the Term of the Original Agreement was verbally extended on the Effective Date and that this Extension Agreement represents a formal documentation of same.

2.	The Term of the Original Agreement is hereby extended indefinitely until such time as it is terminated in accordance with Section 13 of the Original Agreement.

3.	All other terms and conditions of the Original Agreement shall continue in full force and effect, including without limitation, those in Exhibit D therein entitled "Viral Genetics Intellectual Property Agreement", from June 30, 2008 through the date hereof.

AGREED and entered into as of the date affixed hereof.

COMPANY:
VIRAL GENETICS, INC.
By
Duly Authorized Officer

CONSULTANT:
/s/ Eric S. Rosenberg, MD
Eric S. Rosenberg, MD